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                                                                    EXHIBIT 23

                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our reports dated January 28, 1999, included in this Annual Report of R.R. Donnelley & Sons Company on Form 10-K for the year ended December 31, 1998, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-19803, 33-43632, 33-49431, 33-49809, 33-52805, and 33-61387), Form
S-3 (33-57807 and 333-44303) and previously filed post-effective amendments thereto.

/s/ Arthur Andersen LLP

Chicago, IL
March 31, 1999